Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1, amendment No 2, of IntelGenx Technologies Corp. of our report dated March 28, 2017 relating to our audits of financial statements of IntelGenx Technologies Corp. as of and for the years ended December 31, 2016 and 2015.

Richter LLP (Signed) 1

Montréal, Québec
Canada
June 29, 2017

1CPA auditor, CA, public accountancy permit No. A112505

T. 514.934.3400

Richter S.E.N.C.R.L/LLP
1981 McGill College
Mtl (Qc) H3A 0G6
www.richter.ca

Montreal, Toronto